                                                                    EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULE

To the Board of Directors of
Integrated Defense Technologies, Inc.:

    We consent to the use in this Registration Statement of Integrated Defense Technologies, Inc. on Form S-1 of our reports dated December 14, 2001, appearing in the Prospectus, which is a part of this Registration Statement, and to the references to us under the heading "Experts" in such Prospectus.

    Our audits of the consolidated financial statements referred to in our aforementioned reports also included the financial statement schedule of Integrated Defense Technologies, Inc., listed in Item 16(b). This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

DELOITTE & TOUCHE LLP
Birmingham, Alabama
December 19, 2001